Exhibit 10-1

Wisconsin Energy Corporation
Performance Unit Plan

  Purpose. The purposes of the Wisconsin Energy Corporation Performance Unit Plan (the "Plan") are to enhance the long-term stockholder value of Wisconsin Energy Corporation (the "Company") by reinforcing the incentives of key executives to achieve long-term performance goals of the Company; to link a significant portion of executives' compensation to total shareholder return; to attract and motivate executives and to encourage their continued employment on a competitive basis. The purposes of the Plan are to be achieved by the grant of Performance Units. Capitalized terms used in the Plan shall have the meanings set forth in Section 8 of this Plan, unless the context clearly indicates otherwise.

  Administration. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors. Subject to the provisions of the Plan, the Committee shall have full and final authority to:

    designate the employees to whom Performance Units shall be granted;

    determine the number of Performance Units to be granted to each employee;

    impose such limitations, restrictions and conditions upon any such Performance Units as the Committee shall deem appropriate;

    waive in whole or in part any limitations, restrictions or conditions imposed upon any such Performance Units as the Committee shall deem appropriate; and

    interpret the provisions of the Plan.

  All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders and Employees.

  Eligibility and Participation. Key employees of the Company and/or its subsidiaries are designated for participation in the Plan by the Committee. The Committee shall also designate the number of Performance Units to be granted to the Employee at the Target 100% rate.

  Performance Units.

    Performance Unit Defined. A Performance Unit is a right to receive a cash payment from the Company that is based upon the value of shares of Company Stock and is contingent on the Company's Total Shareholder Return during a three-year performance period. The Committee may establish the three-year performance periods. The Performance Units granted under this Plan will be reflected in a book account maintained by the Company for each Employee until they have become vested or have been forfeited.

    Regular Vesting Of Performance Units. Except as otherwise provided in paragraph (c) below, Performance Units shall be vested based upon the Company's rank in Total Shareholder Return over the three-year performance period, relative to selected benchmark electric utilities with similar long-term strategies. The regular vesting schedule for the Performance Units is as set forth in the following schedule:

Percentile Rank	Vesting %
<25th Percentile	0%
25th Percentile	25%
Target (50th Percentile)	100%
75th Percentile	125%
90th Percentile or above	175%

    The calculation of the Employee's vesting percentage shall be subject to the following rules:

        The Committee shall select the benchmark electric utilities at the beginning of the three-year performance period.

        The Committee shall make appropriate changes to the percentile rank calculations to reflect corporate transactions affecting the benchmark electric utilities (e.g., corporate mergers). The Committee's determination regarding such changes shall be binding upon the Company and Employees.

        In the event that the Company's percentile rank is between the benchmarks identified in the left hand column, the vesting percentage shall be determined by interpolating the appropriate vesting percentage. For example, if the Company ranks 12th best of 30 benchmark electric utilities (or 60th percentile), the vesting percentage would be 110%, and if the Company ranks 6th best of the 30 benchmark electric utilities (or 80th percentile), the vesting percentage would be 141.66%.

    Except as provide in paragraph (c) below, any unvested Performance Units are immediately forfeited upon the Employee's cessation of employment with the Company or a subsidiary prior to the completion of the three-year performance period.

    Special Vesting Of Performance Units. The Performance Units shall become immediately vested at the Target 100% rate upon the occurrence of any of the following events (the "Special Vesting Events"):

        the termination of the Employee's employment with the Company or a subsidiary by reason of Disability or death, or the occurrence of a Change in Control of the Company while the Employee is employed by the Company or a subsidiary.

    Further, a prorated number of the Performance Units shall become vested upon the termination of the Employee's employment with the Company or a subsidiary by reason of Retirement prior to the end of the three-year performance period. The number of Performance Units becoming vested shall be determined by multiplying the number of Performance Units at the Target 100% rate by a fraction, with the numerator of the fraction being the number of completed calendar months between Employee's Retirement date and the beginning of the performance period and the denominator being thirty-six (36). Therefore, if Employee retires on September 15 of the second year in the three-year performance period, the number of Performance Units becoming vested as a result of Employee's Retirement shall be equal to the number of Performance Units at the Target 100% rate times 20/36.

    Cash Dividend Adjustment. Whenever the Company declares a cash dividend on Company Stock, an Employee who is employed on the dividend declaration date shall be entitled to receive a cash amount determined by multiplying (a) the number of Performance Units at the Target 100% rate on the dividend declaration date, times (b) the amount of the cash dividend paid by the Company on a share of Company Stock. The deemed dividend equivalent shall be paid to the Employee within a reasonable period of time after the dividends are paid to Company stockholders.

    Settlement Of Performance Units. As soon as practicable after the Performance Units become vested pursuant to paragraph (b) or (c) above, the Company shall pay to the Employee an amount in cash determined by multiplying (i) the number of Performance Units which have become vested, by (ii) the Fair Market Value of the Company Stock on the date the units become vested.

  Shareholder Rights; Voting. An Employee shall not, by reason of any Performance Units granted hereunder, have any rights of a shareholder of the Company and shall have no voting rights with respect to any Performance Units.

  Non-transferability. Performance Units are not transferable otherwise than by will or the laws of descent and distribution. If an Employee dies prior to the payment, any amount payable under the Plan shall be paid to the Employee's "Designated Beneficiary." The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Employee in a writing filed with the Committee in such form and at such time as the Committee may require. In the absence of a living Designated Beneficiary, any rights or benefits that would have been exercisable by or distributable to the Employee shall be exercised by or distributed to the legal representative of Employee's estate or the person to whom the benefit passes by will or by the laws of descent and distribution.

  Adjustments. Notwithstanding any other provision herein, in the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Company Stock, such adjustment shall be made in the number of Performance Units granted to Employees as may be determined by the Committee, in its sole discretion, to be appropriate and equitable to prevent dilution or enlargement of rights.

  Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

    "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

    "Board" shall mean the Board of Directors of the Company

    "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following subparagraphs shall have occurred:

      any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (iii) below; or

      the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

      there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the directors of the Company immediately prior to such merger or consolidation continue to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

      the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement (or series of related agreements) for the sale or disposition by the Company of all or substantially all of the Company's assets, disregarding any sale or disposition to a company at least a majority of the directors of which were directors of the Company immediately prior to such sale or disposition; or

      the Committee determines in its sole and absolute discretion that there has been a Change in Control of the Company.

    "Committee" means the Compensation Committee of the Company's Board.

    "Company" means Wisconsin Energy Corporation, or any successor thereto.

    "Company Stock" shall mean the common stock of the Company, and such other stock and securities as may be substituted therefor.

    "Disability" means separation from the service of the Company or a subsidiary because of such illness or injury as renders the Employee unable to perform the material duties of the Employee's job.

    "Employee" shall mean an employee who has been selected to participate in the Plan by the Committee.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

    "Fair Market Value" means the average of the highest and lowest sale prices for a share of Company Stock on the relevant date, or (if there were no sales on such date) the highest and lowest sale prices for a share of Company Stock on the nearest day before the relevant date, on a stock exchange or over the counter, as determined by the Committee.

    "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

    "Plan" means the Wisconsin Energy Corporation Performance Unit Plan.

    "Retirement" means separation from the service of the Company or a subsidiary at or after age 60.

    "Total Shareholder Return" means: the calculation of total return (stock price appreciation plus reinvested dividends) for a peer electric utility based upon an initial investment of $100 and subsequent $100 investments at the end of each quarter during the three-year performance period.

  Tax Withholding. The Company shall have the right to deduct from any payment made under the Plan the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to the grant, vesting, payment or settlement of an award under this Plan, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

  Governing Law. The law of the State of Wisconsin, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

  Plan Amendment and Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Employees, provided that no amendment, modification or termination of the Plan may adversely affect in a material manner any right of any Employee with respect to any Performance Units theretofore granted without such Employee's written consent.